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                                 CALL AGREEMENT

HOLDER OF CALL:                STONEHAVEN REALTY TRUST (the "Company")

ISSUER OF CALL:                VENTRUE ONE REAL ESTATE LLC ("Venture")

SHARES SUBJECT TO CALL: 366,670 shares of the Common Stock $.01 par value of the Company (the "Shares"), to the extent some or all of said Shares are purchased by Venture pursuant to a Warrant Agreement (the "Warrant Agreement") between the parties.

STRIKE "CALL" PRICE:           $6.375 per share (the "Price")

Venture hereby grants to the Company, a limited right to purchase the Shares (the "Call"), if such Shares have been purchased by Venture pursuant to the Warrant Agreement, on the terms and conditions set forth herein.

1. NUMBER OF SHARES SUBJECT TO CALL. The number of Shares subject to the Call hereunder shall be the same number of Shares purchased by Venture pursuant to the Warrant Agreement, but in no event greater than 366,670 Shares, except as adjusted for stock splits, stock dividends, combinations and recapitalizations. The number of Shares subject to the Call shall be adjusted from time to time to reflect stock splits, stock dividends, combinations and recapitalizations. If there is a merger or consolidation of the Company with another entity and such merger or consolidation does not result in an early expiration/termination of the Call pursuant to paragraph 3 below, Venture shall execute and deliver to the new entity an appropriate amendment to this Call Agreement so that the Call applies to Venture's holdings in the new entity. Notwithstanding the foregoing, the number of Shares subject to the Call shall be reduced by one thousand (1,000) for every thirty thousand dollars ($30,000.00) of gross revenue collected by Netlink International, Inc.'s ("Netlink") website referred to as RERFP.com, beginning on the date of this Call Agreement and continuing through the date which is thirty (30) days prior to the Expiration Date of the Call. Gross revenue of the RERFP.com website shall include revenue from all sources except for taxes collected and direct reimbursement of expenses from customers. At such time as the gross revenue of the RERFP.com website, as defined herein, equals or exceeds Eleven Million Dollars ($11,000,000), all the unexercised Calls shall terminate and expire. The Company shall provide Venture with monthly statements of gross revenues of the RERFP.com website which statements shall reflect the gross revenue as defined herein.

2. EXERCISE OF THE CALL. The Company may exercise the Call, if at all, only during a thirty (30) day period which shall begin on the date or dates that Venture exercises its warrants pursuant to the Warrant Agreement. Each such exercise of its warrants by Venture pursuant to the Warrant Agreement shall allow the Company to exercise the Call for number of Shares being exercised under the Warrant Agreement, reduced, if applicable, pursuant to paragraph 1 above. After the end of each/any thirty (30) day period, the Call shall terminate and expire for said Shares, if not exercised.

3. EARLY EXPIRATION/TERMINATION OF THE CALL. The Call shall terminate and expire (the "Expiration Date") upon the date of any "Change of Control" as that term is defined in paragraph 7 of a certain Agreement dated March 21, 2000. The Call shall also terminate and expire if Venture's warrants expire pursuant to paragraph 2 of the


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         Warrant Agreement or if Venture purchases any Shares during the twenty
         (20) day period referred to in said paragraph 2 of the Warrant
         Agreement.

4. MECHANICS OF EXERCISE OF THE CALL. Each/any Call shall be exercised by the Company by delivering to Venture a notice of exercise indicating the number of Shares that the Company desires to purchase together with a check in an amount equal to the product of the Price and the number of Shares to be purchased. The Shares acquired upon exercise of the Call shall be deemed to be transferred from Venture to the Company on the date on which the Call is exercised. As soon as practical after the exercise of the Call, and payment of the purchase price, Venture will deliver the requisite certificate or certificates representing the Shares being transferred.

5. BINDING EFFECT. This Call Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. If possible, this Call Agreement shall be construed along with and in addition to any other agreements which the Company and Venture may enter into, but any provision in this Call Agreement which contradicts any provision of any other such agreement shall take precedence and be binding over such other provision.

This Call Agreement is effective as of March 28, 2000.

STONEHAVEN REALTY TRUST                      VENTURE ONE REAL ESTATE LLC

By:    /s/ Duane H. Lund                     By:     /s/ Mark Goode
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      Duane H. Lund                                Mark B. Goode, Member
     Chief Executive Officer